Exhibit 32.1

CERTIFICATION OF
CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-Q of  GSP - 2, INC., for the quarter ending September 30, 2010, I, Peter Goldstein, CEO and CFO of GSP - 2, INC. hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.    Such quarterly Report on Form 10-Q for the quarter ending September 30, 2010, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.    The information contained in such quarterly Report on Form 10-Q for the quarter ended September 30, 2010, fairly represents in all material respects, the financial condition and results of operations of GSP - 2, INC.

GSP-2, INC.

Date: November 15, 2010	By:	/s/ Peter Goldstein
Peter Goldstein
President
Principal Executive and Financial Officer